Exhibit 7.18

JOINT FILING AGREEMENT

This Agreement is made this 9th day of May, 2008, by and between each of the undersigned.

WHEREAS, each of the undersigned is required to file a Schedule 13D with respect to ownership of securities in Waste Industries USA, Inc.;

NOW, THEREFORE, the undersigned agree to file only one Schedule 13D reflecting their combined beneficial ownership of securities in Waste Industries USA, Inc., and each of the undersigned hereby designates and appoints each of Lonnie C. Poole, Jr. and Lonnie C. Poole, III as its attorney-in-fact with full power of substitution for each of them, each acting singly, to sign, file and make any amendments to such Schedule 13D.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

Dated: May 9, 2008

/s/ LONNIE C. POOLE, JR.
LONNIE C. POOLE, JR.

/s/ LONNIE C. POOLE, III
LONNIE C. POOLE, III

/s/ JIM W. PERRY
JIM W. PERRY

/s/ SCOTT J. POOLE
SCOTT J. POOLE

LONNIE C. POOLE, III IRREVOCABLE TRUST (TAILWALKER TRUST)

By:	/s/ Scott J. Poole
Name:	Scott J. Poole
Title:	Trustee

LONNIE C. POOLE, III IRREVOCABLE TRUST (TAILWALKER NON-GST TRUST)

By:	/s/ Scott J. Poole
Name:	Scott J. Poole
Title:	Trustee

LONNIE C. POOLE, JR. GRANTOR TRUST DATED MAY 1, 1995

By:	/s/ Lonnie C. Poole, III
Name:	Lonnie C. Poole, III
Title:	Trustee

By:	/s/ Scott J. Poole
Name:	Scott J. Poole
Title:	Trustee

DAMAS II CHARITABLE REMAINDER UNITRUST U/A/D 12/13/07

By:	/s/ Robert Hall
Name:	Robert Hall
Title:	Trustee

PERRY 2007 IRREVOCABLE TRUST U/A/D DECEMBER 13, 2007

By:	/s/ Rebecca Elliott Perry
Name:	Rebecca Elliott Perry
Title:	Trustee

C3 FOUNDATION, INC.

By:	/s/ Lonnie C. Poole, III
Name:	Lonnie C. Poole, III
Title:	Vice-President

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